Exhibit 99.1

CERNER ANNOUNCES SHARE REPURCHASE PROGRAM

KANSAS CITY, Mo. - November 14, 2016 - Cerner Corporation (Nasdaq: CERN) today announced that its board of directors approved a stock repurchase program on November 10, 2016, authorizing the repurchase of up to $500 million of its common stock. The company plans to repurchase shares from time to time in the open market, by block purchase, or possibly through other transactions managed by broker-dealers. No time limit was set for completion of the program.

Based on the November 11, 2016 closing price, approximately 10.3 million shares, or 3.1 percent of the company's outstanding shares, could be repurchased. The repurchase will be funded from working capital. The previous $300 million stock repurchase program approved by Cerner’s board of directors in March 2016 has been completed.

"We believe the repurchase of our stock is a good use of funds at current prices," said Marc Naughton, executive vice president and CFO of Cerner. "This program reflects our confidence in Cerner’s growth prospects and our commitment to enhancing long-term shareholder value."

About Cerner

Cerner's health information technologies connect people, information and systems at more than 25,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients' clinical, financial and operational needs. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, visit cerner.com, read our blog at blogs.cerner.com, connect with us on Twitter at twitter.com/cerner and on Facebook at facebook.com/cerner. Our website, blog, Twitter account and Facebook page contain a significant amount of information about Cerner, including financial and other information for investors.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "plans", "intend", "believe", "will", "prospects" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; the possibility of increased expenses, exposure to claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; material adverse resolution of legal proceedings; risks associated with our global operations; risks associated with fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; difficulties and operational and financial risks associated with successfully completing the integration of the Cerner Health Services (formerly Siemens Health Services) business into our business or the failure to realize the synergies and other benefits expected from the acquisition; risks inherent with business acquisitions and combinations and the integration thereof; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic or market conditions; managing growth in the new markets in which we offer solutions, health care devices or services; continuing to incur significant expenses relating to the integration of the Cerner Health Services business into Cerner; risks inherent in contracting with government clients; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; government regulation; significant competition and our ability to respond to market changes and changing technologies; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; and our directors' authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com